Exhibit 4.3

EXHIBIT A

FORM OF NOTE

HEARTLAND FINANCIAL USA, INC.
2.75 % FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE SEPTEMBER 15, 2031

CUSIP No.	42234Q AE2
ISIN No.	US42234QAE26

THIS SECURITY IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF CEDE & CO., THE NOMINEE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”). UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO HEARTLAND FINANCIAL USA, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS AN UNSECURED SUBORDINATED DEBT OBLIGATION OF HEARTLAND FINANCIAL USA, INC. THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS SECURITY IS SUBORDINATED ON LIQUIDATION, AS TO PRINCIPAL, INTEREST AND PREMIUM, TO ALL CLAIMS AGAINST HEARTLAND FINANCIAL USA, INC. THAT HAVE THE SAME PRIORITY AS SAVINGS ACCOUNTS, DEPOSIT OR A HIGHER PRIORITY, IS NOT SECURED BY THE ASSETS OF HEARTLAND FINANCIAL USA, INC. OR BY THE ASSETS OF ANY OF ITS SUBSIDIARIES OR AFFILIATES, AND IS INELIGIBLE AS COLLATERAL TO SECURE A LOAN BY HEARTLAND FINANCIAL USA, INC.

THIS SECURITY IS ISSUABLE IN A MINIMUM DENOMINATION OF $1,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS OF $1,000 AND MAY NOT BE EXCHANGED FOR SECURITIES OF HEARTLAND FINANCIAL USA, INC. WITH A SMALLER DENOMINATION. EACH OWNER OF A BENEFICIAL INTEREST IN THE SECURITIES IS REQUIRED TO HOLD SUCH BENEFICIAL INTEREST IN A PRINCIPAL AMOUNT OF $1,000 OR AN INTEGRAL MULTIPLE OF $1,000 IN EXCESS THEREOF AT ALL TIMES.

THIS SECURITY HAS NOT BEEN APPROVED OR DISAPPROVED BY THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM, THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION.

No.
INITIAL PRINCIPAL AMOUNT:	$150,000,000
ISSUE DATE:	September 8, 2021
MATURITY DATE:	September 15, 2031
INTEREST PAYMENT DATE(S):	March 15 and September 15 of each year, beginning on March 15, 2022 and ending on September 15, 2026; March 15, June 15, September 15, and December 15 of each year, beginning on December 15, 2026

Heartland Financial USA, Inc., a Delaware corporation, and any successor thereto (herein called the “Corporation”), for value received, hereby promises to pay or deliver, as the case may be, to CEDE & CO., or registered assigns, the principal sum of ONE HUNDRED FIFTY MILLION ($150,000,000) United States dollars on the maturity date shown above (the “Maturity Date”) unless redeemed prior to such date.

From and including the date of original issuance to, but excluding September 15, 2026, or the date of earlier redemption (the “Fixed Rate Period”), this Security will bear interest at a fixed rate per annum of 2.75%, payable semi-annually in arrears on March 15 and September 15 of each year (each, a “Fixed Rate Interest Payment Date”), commencing on March 15, 2022. The last Fixed Rate Interest Payment Date for the Fixed Rate Period will be September 15, 2026.

From and including September 15, 2026, to but excluding the Maturity Date or the date of earlier redemption (the “Floating Rate Period”) this Security will bear interest at a floating rate per annum equal to the Benchmark rate (which is initially to be Three-Month Term SOFR) plus 210 basis points for each quarterly interest period during the Floating Rate Period, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, a “Floating Rate Interest Payment Date,” and, together with the Fixed Rate Interest Payment Dates, the “Interest Payment Dates”), commencing on December 15, 2026. Notwithstanding the foregoing, in the event that the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

For the purpose of calculating the interest on this Security for each interest period during the Floating Rate Period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any floating rate interest period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions.

If the Calculation Agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the Benchmark Transition Provisions will thereafter apply to all determinations of the interest rate on this Security for each interest period during the Floating Rate Period. In accordance with the Benchmark Transition Provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on this Security for each interest period during the Floating Rate Period will be an annual rate equal to the Benchmark Replacement plus 210 basis points.

Absent manifest error, the Calculation Agent’s determination of the interest rate for an interest period for this Security will be binding and conclusive. The Calculation Agent will promptly provide its determination of any interest rate during the Floating Rate Period to the Paying Agent and the Corporation.

Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months during the Fixed Rate Period and, during the Floating Rate Period, on the basis of a 360-day year and the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

Interest on this Security, subject to certain exceptions, will accrue during the applicable interest period. The term “interest period” means the period from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of this Security to, but excluding, the applicable Interest Payment Date or the Maturity Date or date of earlier redemption, if applicable. If a Fixed Rate Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, then the interest payment or the payment of principal and interest at maturity will be made on the next succeeding Business Day, and the payments made on such date will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest or other payments in respect thereof. However, if a Floating Rate Interest Payment Date falls on a day that is not a Business Day, then such Floating Rate Interest Payment Date will be postponed to the next succeeding Business Day unless such day falls in the next succeeding calendar month, in which case such Floating Rate Interest Payment Date will be accelerated to the immediately preceding Business Day, and, in either case, the amounts payable on such Business Day will include interest accrued to, but excluding, such Business Day.

Interest on this Security will be payable to the person in whose name this Security is registered on the fifteenth day immediately preceding the applicable Interest Payment Date, whether or not such day is a Business Day. Any interest which is payable, but is not punctually paid or duly provided for, on any interest payment date shall cease to be payable to the holder on the relevant record date by virtue of having been such holder, and such defaulted interest may be paid by the Corporation to the person in whose name this Security is registered at the close of business on a special record date for the payment of defaulted interest. However, interest that is paid on the Maturity Date will be paid to the person to whom the principal is payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars to DTC or its nominee.

If any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the Calculation Agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when this Security is outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the Floating Rate Period will be modified in accordance with the Benchmark Transition Provisions.

Payment of interest on this Security may be subject to prior approval by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or other applicable regulator of the Corporation if the Corporation is undercapitalized or has been so required by the Federal Reserve or other applicable regulatory authority.

THE SECURITY MAY NOT BE REPAID PRIOR TO MATURITY, EITHER PURSUANT TO ACCELERATION IN AN EVENT OF DEFAULT, REPURCHASE BY THE CORPORATION OR OTHERWISE, WITHOUT PRIOR APPROVAL OF THE FEDERAL RESERVE TO THE EXTENT THEN REQUIRED UNDER APPLICABLE LAWS OR REGULATIONS, INCLUDING CAPITAL REGULATIONS.

Payment of principal of and premium, if any, and interest on, this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Corporation will at all times appoint and maintain a Paying Agent authorized by the Corporation to pay the principal of, and interest on, this Security on behalf of the Corporation and having an office or agency (the “Paying Agent Office”) in the United States of America (the “Place of Payment”), where this Security may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to this Security may be served. The Corporation has initially appointed U.S. Bank National Association as such Paying Agent, with the Paying Agent Office currently located at 60 Livingston Ave., Saint Paul, Minnesota 55107, Attention: Global Corporate Trust.

The Corporation will act as the initial Calculation Agent. If the Corporation does not remain the Calculation Agent, the Corporation shall notify the Paying Agent of the party that has been appointed as Calculation Agent. In no event shall the Trustee or Paying Agent act as Calculation Agent.

Payment of the principal of, and premium, if any, and interest on, this Security due at maturity will be made in immediately available funds upon presentation and surrender of this Security to the Paying Agent at the Paying Agent Office in the Place of Payment; provided that this Security is presented to the Paying Agent in time for the Paying Agent to make such payment in accordance with its normal procedures. Payments of interest on this Security (other than at maturity) will be made by wire transfer to such account as has been appropriately designated to the Paying Agent by the person entitled to such payments.

The Corporation may, without the consent of the Holder of this Security, create and issue additional notes ranking equally with this Security and otherwise same in all respects (except for the issue date, issue price and first Interest Payment Date), provided that any such additional notes are fungible with the Securities for U.S. Federal income tax purposes. Such further notes shall be consolidated and form a single series with this Security.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed by manual or facsimile signature.

HEARTLAND FINANCIAL USA, INC.

By:
Name:	Bryan R. McKeag
Title:	Executive Vice President and Chief Financial Officer

Dated:

Attest:
Name:	Jay L. Kim
Title:	Executive Vice President, General Counsel and Corporate Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name: Linda Garcia
Title: Vice President

Dated:

REVERSE OF SECURITY

This Security is one of a duly authorized issue of 2.75% Fixed-to-Floating Rate Subordinated Notes due 2031 of the Corporation (the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of December 17, 2014 (the “Base Indenture”), as supplemented by that Second Supplemental Indenture, dated September 8, 2021 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), between the Corporation and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Corporation and the Holders of the Securities, and to which Indenture reference is hereby made for a statement of the terms upon which the Securities of this series are, and are to be, authenticated and delivered. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest, rank and in any other respect provided in the Indenture.

The Corporation’s indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his, her or its behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his, her or its attorney-in-fact for any and all such purposes. Each Holder hereof, by his, her or its acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, and waives reliance by each such holder upon said provisions.

The Indenture contains provisions for defeasance of this Security upon compliance with certain conditions set forth in the Indenture.

If certain Events of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.  The Corporation waives demand, presentment for prepayment, notice of nonpayment, notice of protest and all other notices to the extent it may lawfully do so.

The Corporation may, at its option, redeem the Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date, on September 15, 2026 and on any Interest Payment Date thereafter. The Corporation may also, at its option, redeem the Securities before the Maturity Date, in whole, but not in part, upon the occurrence of a Capital Event, a Tax Event or an Investment Company Event. Any such redemption will be at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date fixed by the Corporation.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Notwithstanding any of the foregoing, to the extent then required under or pursuant to applicable regulations of the Federal Reserve, this Security may not be repaid prior to the Maturity Date without the prior written consent of the Federal Reserve (or, as and if applicable, the rules of any successor appropriate bank regulatory agency). In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof. The provisions of Article Eleven of the Base Indenture and Article IV of the Supplemental Indenture shall apply to the redemption of any Securities by the Corporation.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal, premium (if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation maintained under Section 1002 of the Base Indenture for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Nothing in this Security, express or implied, shall give to any person, other than the Holders of the Securities, the parties hereto and their permitted successors hereunder, any benefit of any legal or equitable right, remedy or claim hereunder.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiples of $1,000 in excess thereof.

All notices under this Security shall be in writing and in the case of the Corporation, addressed to the Corporation at 1398 Central Avenue, Dubuque, Iowa 52001, Attention: Bryan McKeag, or, in the case of the Trustee at 190 S. LaSalle Street, 10th Floor, Chicago, Illinois 60603, Attention: Global Corporate Trust, or to such other address of the Trustee as the Trustee may notify the holders of the Securities. All notices to the Holder of this Security will be given to the address of the Holder as it appears in the Security Register.

All covenants and agreements by the Corporation in this Security and the Indenture shall bind the Corporation’s successors and assigns, including successors by operation of law resulting from a merger or consolidation of the Corporation, or successors resulting from the transfer of the Corporation’s assets and liabilities substantially or entirely, to another entity (“Successors”). Any Successor shall expressly assume in writing all the Corporation’s obligations hereunder prior to becoming a Successor, and upon becoming a Successor, shall perform all the Corporation’s obligations hereunder and make all payments due hereunder.

In case any provision in this Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

This Security shall be governed by and construed in accordance with the laws of the State of New York and, where applicable, the federal laws of the United States of America.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of Assignee)

Legal Name:
Address and Zip Code:
Tax I.D. No. (or SSN):

the Notes of HEARTLAND FINANCIAL USA, INC. referenced in this certificate and does hereby irrevocably constitute and appoint attorney to transfer the said Note on the books of the Corporation, with full power of substitution in the premises.

Dated:
(Signature)

*Signature Guarantee:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

HEARTLAND FINANCIAL USA, INC.

2.75% Fixed to Floating Rate Subordinated Notes due 2031

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian